UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2009

EPOD SOLAR INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53459	20-3551488
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5 – 215 Neave Road, Kelowna, British Columbia, Canada	V1V 2L9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (250) 491-8111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02     Termination of a Material Definitive Agreement

On December 18, 2009, EPOD Solar Inc. (formerly Allora Minerals Inc. (the "Company") announced by press release the termination, effective as of December 15th, 2009, of the Asset and Stock Purchase Agreement dated June 30, 2009 ("Asset and Stock Purchase Agreement") and entered into by and between the Company, EPOD Solar Inc., (a company duly formed under the laws of the province of British Columbia) ("EPOD Canada") and EPOD Canada’s wholly owned subsidiaries, EPOD Solar (Wales) Limited and EPOD Industries Inc., (collectively the "Parties") whereby the Company agreed to acquire all of the issued and outstanding shares of capital stock of (i) EPOD Solar Europe Ltd, from EPOD Canada, and (ii) Great Lakes Solar Utilities Inc. from EPOD Industries (the "Acquisition").

According to the terms of the Asset and Stock Purchase Agreement, the closing of the Acquisition was subject to the satisfaction or waiver of certain conditions, including: (i) the delivery of the Assets and the Shares, (ii) the completion of audited pro forma financial statements of the Company, and (iii) other customary conditions. The conditions were to be met no later than within 45 days of June 30, 2009. However the conditions were not met and the Parties have agreed that the Asset and Stock Purchase Agreement, the Acquisition, and all other related documents have been terminated and are no longer in effect

A description of the terms of the Asset and Stock Purchase Agreement was included in Item 1.01 of the Current Report on Form 8-K filed by the Company on July 7, 2009 and to the extent required by Item 1.02 of Form 8-K, the description of the Share Purchase Agreement is incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K.

Furthermore, the Company has announced the expiration of the Binding Letter of Intent ("LOI") signed July 21, 2009 between the Company and OptiSolar Technologies Inc. Under the terms of the LOI, the Company had planned to purchase the manufacturing facilities, production lines, intellectual property and R&D facility of OptiSolar for a value of $260 million in an all stock transaction, priced at $21.66 per share, resulting in the issuance of 12 million shares of the Company’s common stock to OptiSolar shareholders. The LOI provided for termination should assets acquisition documents not be entered into within 120 days of the signing of the LOI. The Parties did not enter into assets acquisition documents within the prescribed timeline and have agreed that the LOI is terminated and no longer in effect.

A description of the terms of the Letter of Intent was included in Item 1.01 of the Current Report on Form 8-K filed by the Company on July 27, 2009 and to the extent required by Item 1.02 of Form 8-K, the description of the Letter of Intent is incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K.

A copy of the press release issued by the Company on December 18, 2009 with respect to the termination of the Asset and Stock Purchase Agreement and the Letter of Intent is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

SECTION 8 OTHER EVENTS

ITEM 8.01 OTHER EVENTS

On December 18, 2009, the Company issued a press release announcing the termination of the Asset and Stock Purchase Agreement and the Binding Letter of Intent.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated December 18, 2009, of EPOD Solar Inc., announcing the termination of the Asset and Stock Purchase Agreement and the Binding Letter of Intent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOD SOLAR INC.

By:	/s/ Michael Matvieshen
Michael Matvieshen
President and Chief Executive Officer

Date: January 7, 2010